EXHIBIT 12
                                                               ----------

                                  NEWELL RUBBERMAID INC. AND SUBSIDIARIES
                                        STATEMENT OF COMPUTATION OF
                                    RATIO OF EARNINGS TO FIXED CHARGES
                                    (in thousands, except ratio data)


                                                               Three Months Ended March 31,
                                                                2000                  1999
                                                                ----                  ----
           Earnings (loss) available to
             fixed charges:
             Income before income taxes                       $123,935             $(55,022)
             Fixed charges:
               Interest expense                                27,849                25,261
               Portion of rent determined
                 to be interest (1)                            10,608                10,765
               Minority interest in
                 income of subsidiary trust                     6,685                 6,712
           Eliminate equity in earnings                        (2,174)               (1,820)
                                                              --------              --------
                                                              $166,903             $(14,104)
                                                              ========              ========
           Fixed charges:
             Interest expense                                   27,849               25,261
             Portion of rent determined
               to be interest (1)                               10,608               10,765
             Minority interest in
               income of subsidiary trust                        6,685                6,712
                                                               --------            --------
                                                               $ 45,142            $ 42,738
                                                               ========            ========
           Ratio of earnings (loss) to fixed charges               3.70               (0.33)

     (1) A standard ratio of 33% was applied to gross rent expense to approximate the interest portion of short-term and long-term leases.













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